UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest
event reported): September 27, 2002

HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, FL	32919

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No Change

(Former name or former address, if changed since last report.)

Items 1.-4.	Not Applicable.

Item 5.	Other Events and Regulation FD Disclosure.

On September 27, 2002, Harris Corporation (“Harris”) completed the sale of its ownership interest in its LiveTV, LLC joint venture to JetBlue Airways Corporation (“JetBlue”). Pursuant to the Membership Interest Purchase Agreement entered into between Harris, the other owners of the equity of LiveTV, LLC, and JetBlue, JetBlue acquired all of the equity interests in LiveTV, LLC. Under the terms of the agreement JetBlue paid Harris $19 million cash for Harris’ interest in LiveTV, LLC. JetBlue also repaid approximately $40 million of LiveTV debt, roughly half of which was guaranteed by Harris. Harris expects to record a gain of approximately $18.5 million for this transaction.

Items 6.-9.	Not Applicable.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

By:	/s/ Bryan R. Roub

Name:	Bryan R. Roub
Title:	Senior Vice President and
Chief Financial Officer

Date: September 27, 2002